EXHIBIT 99.B5A

                          INVESTMENT ADVISORY CONTRACT

THIS AGREEMENT, made this 7th day of October, 1983, between SECURITY TAX-EXEMPT FUND, a Kansas corporation (hereinafter referred to as the "Fund"), and SECURITY MANAGEMENT COMPANY, a Kansas corporation (hereinafter referred to as the "Management Company");

                                   WITNESSETH:

WHEREAS, the Fund is engaged in business as an open-end, management investment company registered under the Federal Investment Company Act of 1940 (the "1940 Act"); and

WHEREAS, the Company is authorized to issue shares of capital stock in separate Series, with each such Series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Company intends initially to offer shares in one series to be designated Security Tax-Exempt Fund (the "Initial Series"), such series together with all other series subsequently established by the Company with respect to which the Company desires to retain the Management Company to render investment advisory services hereunder and with respect to which the Management Company is willing so to do, being herein collectively referred to as the "Series", and

WHEREAS, the Management Company is willing to provide investment research and advice to the Fund on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual agreements made herein, the parties hereto agree as follows:

1. EMPLOYMENT OF MANAGEMENT COMPANY. The Fund hereby employs the Management Company to act as investment adviser to the Initial Series with respect to the investment of its assets, and to supervise and arrange the purchase of securities for the Initial Series and the sale of securities held in the portfolio of the Initial Series, subject always to the supervision of the board of directors of the Fund (or a duly appointed committee thereof), during the period and upon and subject to the terms and conditions herein set forth. The Management Company hereby accepts such employment and agrees to perform the services required by this Agreement for the compensation herein provided.

       In the event the Company establishes one or more series other than the Initial Series with respect to which it desires to retain the Management Company to render investment advisory services hereunder, it shall notify the Management Company in writing. If the Management Company is willing to render such services it shall notify the Company in writing, whereupon such series shall become a Series subject to the terms and conditions hereunder, and to such amended or additional provisions as shall be specifically agreed to by the Company and the Management Company in accordance with applicable law.

2. INVESTMENT ADVISORY DUTIES. The Management Company shall regularly provide each Series with investment research, advice and supervision, continuously furnish an investment program and recommend which securities shall be purchased and sold and what portion of the assets of each series shall be held uninvested and arrange for the purchase of securities and other investments held in the portfolio of each Series. All investment advice furnished by the Management Company to each Series under this
       Section 2 shall at all times conform to any requirements imposed by the provisions of the Fund's Articles of Incorporation and Bylaws, the 1940 Act, the Investment Advisors Act of 1940 and the rules and regulations promulgated thereunder, any other applicable provisions of law, and the terms of the registration statements of the Fund under the Securities Act of 1933 ("1933 Act") and the 1940 Act, all as from time to time amended. The Management Company shall advise and assist the officers or other agents of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of the board of directors of the Fund (and any duly appointed committee thereof) with regard to the foregoing matters and the general conduct of the Fund's business.

3.     PORTFOLIO TRANSACTIONS AND BROKERAGE.

       (a) Transactions in portfolio securities shall be effected by the Management Company, through brokers or otherwise, in the manner permitted in this Section 3 and in such manner as the Management Company shall deem to be in the best interests of the Fund after consideration is given to all relevant factors.

       (b) In reaching a judgment relative to the qualification of a broker to obtain the best execution of a particular transaction, the Management Company may take into account all relevant factors and circumstances, including the size of any contemporaneous market in such securities; the importance to the Fund of speed and efficiency of execution; whether the particular transaction is part of a larger intended change in portfolio position in the same securities; the execution capabilities required by the circumstances of the particular transaction; the capital required by the transaction; the overall capital strength of the broker; the broker's apparent knowledge of or familiarity with sources from or to whom such securities may be purchased or sold; as well as the efficiency, reliability and confidentiality with which the broker has handled the execution of prior similar transactions.

       (c) Subject to any statements concerning the allocation of brokerage contained in the Fund's prospectus, the Management Company is authorized to direct the execution of portfolio transactions for the Fund to brokers who furnish investment information or research services to the Management Company. Such allocation shall be in such amounts and proportions as the Management Company may determine. If a transaction is directed to a broker providing brokerage and research services to the Management Company, the commission paid for such transaction may be in excess of the commission another broker would have charged for effecting that transaction, if the Management Company shall have determined in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided, viewed in terms of either that particular transaction or the overall responsibilities of the Management Company with respect to all accounts as to which it now or hereafter exercises investment discretion. For purposes of the immediately preceding sentence, "providing brokerage and research services" shall have the meaning generally given such terms or similar terms under Section 28(e)(3) of the Securities Exchange Act of 1934, as amended.

       (d) In the selection of a broker for the execution of any transaction not subject to fixed commission rates, the Management Company shall have no duty or obligation to seek advance competitive bidding for the most favorable negotiated commission rate to be applicable to such transaction, or to select any broker solely on the basis of its purported or "posted" commission rates.

       (e) In connection with transactions on markets other than national or regional securities exchanges, the Fund will deal directly with the selling principal or market maker without incurring charges for the services of a broker on its behalf unless, in the best judgment of the Management Company, better price or execution can be obtained in utilizing the services of a broker.

4. ALLOCATION OF EXPENSES AND CHARGES. The Management Company shall provide investment advisory, statistical and research facilities and all clerical services relating to research, statistical and investment work, and shall provide for the compilation and maintenance of such records relating to these functions as shall be required under applicable law and the rules and regulations of the Securities and Exchange Commission. Other than as specifically indicated in the preceding sentence, the Management Company shall not be required to pay any expenses of the Fund, and in particular, but without limiting the generality of the foregoing, the Management Company shall not be required to pay office rental or general administrative expenses; board of directors' fees; legal, auditing and accounting expenses; insurance premiums; broker's commissions; taxes and governmental fees; membership dues; fees of custodian, transfer agent, registrar and dividend disbursing agent (if any); expenses of obtaining quotations on the Series' portfolio securities and pricing of the Series' shares; expenses (including clerical expenses) of issue, sale or redemption of shares of the Fund's capital stock; costs and expenses in connection with the registration of such capital stock under the 1933 Act and qualification of the Fund's capital stock under the Blue Sky laws of the states where such stock is offered; costs and expenses in connection with the registration of the Fund under the 1940 Act and all periodic and other reports required thereunder; expenses of preparing reports, proxy statements, prospectuses and notices to stockholders and of printing and distributing reports, proxies, prospectuses and notices to existing stockholders; costs of stationery; costs of stockholder and other meetings; expenses of maintaining the Fund's corporate existence; and such nonrecurring expenses as may arise including litigation affecting the Fund and the legal obligations the Fund may have to indemnify its officers and directors.

5.     COMPENSATION OF MANAGEMENT COMPANY.

       (a) As compensation for the services rendered by the Management Company as provided herein, for each of the years this agreement is in effect, the Fund shall pay the Management Company an annual fee equal to 0.5 of 1% of the average daily closing value of the net assets of the Initial Series computed on a daily basis. Such fee shall be adjusted and payable monthly. If this Agreement shall be effective for only a portion of a year, then the Management Company's compensation for said year shall be prorated for such portion. For purposes of this Section 5, the value of the net assets of the Initial Series shall be computed in the same manner on each business day as of the normal close of the New York Stock Exchange as the value of such net assets is computed in connection with the determination of the net asset value of the shares of the Initial Series as described in the Fund's prospectus.

       (b) For each of the Fund's full fiscal years during the term of this Agreement, the Management Company guarantees that the aggregate annual expenses of every character, exclusive of interest and taxes and extraordinary expenses (such as litigation), but inclusive of the Management Company's compensation, incurred by the Series shall not exceed an amount equal to one percent of the average net assets of the Series for the year, such net assets to be calculated on a daily basis. The Management Company agrees, on a monthly basis, to contribute to the Fund such funds or to waive such portion of its fee as may be necessary to insure that such aggregate annual expenses will not exceed said amount. If this Agreement shall be effective for only a portion of one of the Fund's fiscal years, then the maximum annual expenses shall be prorated for such portion. Brokerage fees and commissions incurred in connection with the purchase or sale of any securities by the Fund shall not be deemed to be expenses within the meaning of this Paragraph (b).

6. MANAGEMENT COMPANY NOT TO RECEIVE COMMISSIONS. In connection with the purchase or sale of portfolio securities for the account of the Fund, neither the Management Company nor any officer or director of the Management Company shall act as principal or receive any compensation from the Fund other than its compensation as provided for in Section 5 above. If the Management Company, or any "affiliated person" (as defined in the Investment Company Act of 1940) receives any cash credits, commissions or tender fees from any person in connection with transactions in the portfolio securities of the Fund (including but not limited to the tender or delivery of any securities held in such portfolio), the Management Company shall immediately pay such amount to the Fund in cash or as a credit against any then earned but unpaid management fees due by the Fund to the Management Company.

7. LIMITATION OF LIABILITY OF MANAGEMENT COMPANY. So long as the Management Company shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, the Management Company shall not be liable for any errors of judgment or mistake of law, or for any loss sustained by reason of the adoption of any investment policy or the purchase, sale or retention of any security on its recommendation, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, if such recommendation shall have been made and such other individual, firm or corporation shall have been selected with due care and in good faith. Nothing herein contained shall, however, be construed to protect the Management Company against any liability to the Fund or its contract owners by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. As used in this Section 7, "Management Company" shall include directors, officers and employees of the Management Company, as well as that corporation itself.

8. OTHER ACTIVITIES NOT RESTRICTED. Nothing in this Agreement shall prevent the Management Company or any officer thereof from acting as investment adviser for any other person, firm, or corporation, nor shall it in any way limit or restrict the Management Company or any of its directors, officers, stockholders or employees from buying, selling, or trading any securities for its own accounts or for the accounts of others for whom it may be acting; provided, however, that the Management Company expressly represents that it will undertake no activities which, in its judgment, will conflict with the performance of its obligations to the Fund under this Agreement. The Fund acknowledges that the Management Company acts as investment adviser to other investment companies, and it expressly consents to the Management Company acting as such; provided, however, that if in the opinion of the Management Company, particular securities are consistent with the investment objectives of, and desirable purchases or sales for the portfolios of, one or more Series and one or more of such other investment companies or series of such companies at approximately the same time, such purchases or sales will be made on a proportionate basis if feasible, and if not feasible, then on a rotating or other equitable basis.

9. DURATION AND TERMINATION OF AGREEMENT. This Agreement shall become effective on the date hereof, provided that on or before that date it has been approved by a majority of the holders of the outstanding voting securities of the Fund, and shall remain in force, unless sooner terminated as provided herein, until the first regular or special meeting of the Fund stockholders following the date shares of capital stock of the Fund are first offered to the public. This Agreement shall be presented to each Series of the Fund's stockholders at such meeting for their approval and shall continue in effect for successive 12-month periods, unless terminated, provided that each such continuance is specifically approved at such meeting and at least annually thereafter by
       (a) the vote of a majority of the entire board of directors of the Fund, or, with respect to each Series, by the vote of a majority of the outstanding voting securities of such Series (as defined in the 1940 Act, and (b) the vote of a majority of those directors who are not parties to this Agreement or interested persons (as such term is defined in the 1940
       Act) of any such party cast in person at a meeting called for the purpose of voting on such approval. In the event that this Agreement is approved by such vote of the outstanding voting securities of one or more Series but not of one or more others, this Agreement shall continue in effect with respect to the former Series and, with respect to the latter may continue in effect until such approval by the latter Series of this Agreement or of a new agreement with the Management Company or with another party is obtained, provided that compensation paid with respect to such Series pending such approval is no greater than the lesser of the Management Company's actual costs incurred hereunder or the amount due pursuant to Section 5 hereof. This Agreement may be terminated at any time without payment of any penalty, by the Fund upon the vote of a majority of the Fund's board of directors or, with respect to any Series, by a majority of the outstanding voting securities of such Series, or by the Management Company, .in each case on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment (as such term is defined in the 1940 Act).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective corporate officers thereto duly authorized on the day, month and year first above written.

                                          SECURITY TAX-EXEMPT FUND

(Corporate Seal)

ATTEST:                            By:              Everett S. Gille
                                          --------------------------------------
                                               Everett S. Gille, President

            Larry D. Armel
-----------------------------------
      Larry D. Armel, Secretary

                                          SECURITY MANAGEMENT COMPANY

(Corporate Seal)

ATTEST:                            By:              Everett S. Gille
                                          --------------------------------------
                                               Everett S. Gille, President

           Larry D. Armel
-----------------------------------
     Larry D. Armel, Secretary

                    AMENDMENT TO INVESTMENT ADVISORY CONTRACT

WHEREAS, Security Tax-Exempt Fund (the "Fund") and Security Management Company (the "Management Company") are parties to an Investment Advisory Contract dated October 7, 1983 (the "Agreement"), under which the Management Company agrees to provide investment research and advice to the Fund in return for the compensation specified in the Agreement;

WHEREAS, effective October 19, 1993, the Fund will offer its shares in two Classes, Class A shares, which are currently being offered, and a new class, Class B shares;

WHEREAS, the Fund has adopted a Distribution Plan with respect to its Class B shares and, as a result, such shares are subject to distribution fees to which Class A shares are not subject;

WHEREAS, the distribution fees associated with Class B shares require the amendment of the Agreement relative to that class of shares;

WHEREAS, on October 1, 1993, the initial Class B shareholder of the Fund approved such amendment to this Agreement; and

WHEREAS, the changes to the Agreement which are contemplated by this Amendment do not affect the interests of Class A shareholders of the Fund;

NOW, THEREFORE, the Fund and the Management Company hereby amend the Investment Advisory Contract, dated October 7, 1983, effective October 1, 1993, as follows:

A. The Management Company agrees to provide investment research and advice, to the Fund pursuant to the terms and conditions set forth in the Agreement, as amended in section B below.

B. Section 5(b) of the Agreement shall be amended by deleting it in its entirety and replacing it with the following:

       (b) For each of the Fund's full fiscal years during the term of this Agreement, the Management Company guarantees that the aggregate annual expenses of every character, exclusive of interest and taxes, extraordinary expenses (such as litigation), and distribution fees paid under the Fund's Class B Distribution Plan, but inclusive of the Management Company's compensation, incurred by the Fund shall not exceed an amount equal to one percent of the average net assets of the Fund for the year, such net assets to be calculated on a daily basis. The Management Company agrees, on a monthly basis, to contribute to the Fund such funds or to waive such portion of its fee as may be necessary to insure that such aggregate annual expenses will not exceed said amount. If this Agreement shall be effective for only a portion of one of the Fund's fiscal years, then the maximum annual expenses shall be prorated for such portion. Brokerage fees and commissions incurred in connection with the purchase or sale of any securities by the Fund shall not be deemed to be expenses within the meaning of this paragraph (b).

IN WITNESS WHEREOF, the parties hereto have made this Amendment to the Investment Advisory Contract this 1st day of October 1993.

ATTEST:                                SECURITY INCOME FUND

          Amy J. Lee              By:        Michael J. Provines
------------------------------      -----------------------------------------
   Amy J. Lee, Secretary

ATTEST:                                SECURITY MANAGEMENT COMPANY

          Amy J. Lee              By:        Michael J. Provines
------------------------------      -----------------------------------------
   Amy J. Lee, Secretary

                    AMENDMENT TO INVESTMENT ADVISORY CONTRACT

WHEREAS, Security Tax-Exempt Fund (the "Fund") and Security Management Company (the "Management Company") are parties to an Investment Advisory Contract, dated October 7, 1983, as amended (the "Agreement"), under which the Management Company agrees to provide investment research and advice to the Fund in return for the compensation specified in the Agreement;

WHEREAS, on October 31, 1996, the operations of the Management Company, a Kansas corporation, will be transferred to Security Management Company, LLC ("SMC, LLC"), a Kansas limited liability company; and

WHEREAS, SMC, LLC desires to assume all rights, duties and obligations of the Management Company under the Agreement.

NOW THEREFORE, in consideration of the premises and mutual agreements made herein, the parties hereto agree as follows:

1. The Agreement is hereby amended to substitute SMC, LLC for Security Management Company, with the same effect as though SMC, LLC were the originally named management company, effective November 1, 1996;

2. SMC, LLC agrees to assume the rights, duties and obligations of Security Management Company pursuant to the terms of the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Investment Advisory Contract this 1st day of November 1996.

   SECURITY TAX-EXEMPT FUND                 SECURITY MANAGEMENT COMPANY, LLC

By:         John D. Cleland           By:           James R. Schmank
   ---------------------------------      --------------------------------------
       John D. Cleland, President               James R. Schmank, President

   ATTEST:                                ATTEST:

               Amy J. Lee                              Amy J. Lee
   ---------------------------------      --------------------------------------
         Amy J. Lee, Secretary                   Amy J. Lee, Secretary

                    AMENDMENT TO INVESTMENT ADVISORY CONTRACT

WHEREAS, Security Tax-Exempt Fund (the "Fund") and Security Management Company, LLC (the "Management Company") are parties to an Investment Advisory Contract, dated October 7, 1983, as amended (the "Agreement"), under which the Management Company agrees to provide investment research and advice to the Fund in return for the compensation specified in the Agreement; and

WHEREAS, on February 6, 1998, in connection with adopting a Class A Distribution Plan for the Fund, the Board of Directors of the Fund approved amendment of the Agreement to exclude the Class A distribution fee from aggregate annual expenses for the purpose of calculating the one percent limit on of annual expenses.

NOW, THEREFORE BE IT RESOLVED, that the Fund and the Management Company hereby amend the Agreement, effective May 1, 1998, by deleting Paragraph 5(b) in its entirety and replacing it with the following:

   (b) For each of the Fund's full fiscal years during the term of this Agreement, the Management Company guarantees that the aggregate annual expenses of every character, exclusive of interest and taxes, extraordinary expenses (such as litigation), and distribution fees paid under the Fund's Class A and Class B Distribution Plans, but inclusive of the Management Company's compensation, incurred by the Fund shall not exceed an amount equal to one percent of the average net assets of the Fund for the year, such net assets to be calculated on a daily basis. The Management Company agrees, on a monthly basis, to contribute to the Fund such funds or to waive such portion of its fee as may be necessary to insure that such aggregate annual expenses will not exceed said amount. If this Agreement shall be effective for only a portion of one of the Fund's fiscal years, then the maximum annual expenses shall be prorated for such portion. Brokerage fees and commissions incurred in connection with the purchase or sale of any securities by the Fund shall not be deemed to be expenses within the meaning of this paragraph (b).

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Investment Advisory Contract this 24th day of April, 1998.

SECURITY TAX-EXEMPT FUND                    SECURITY MANAGEMENT COMPANY, LLC

By:           JOHN D. CLELAND               By:        JAMES R. SCHMANK
   -------------------------------------       ---------------------------------
      John D. Cleland, President                    James R. Schmank, President

ATTEST:                                     ATTEST:

               AMY J. LEE                                  AMY J. LEE
----------------------------------------    ------------------------------------